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                                                                    Exhibit 10.5


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This document amends that certain Employment Agreement ("Agreement") made as of the 1st day of June, 2000, by and between Daleen Technologies, Inc. (hereinafter called the "Company") and Jeanne Prayther (hereinafter called the "Employee"), and Exhibit B thereto.

         The parties hereto agree that Section 8 of the Agreement will be replaced with the following effective as of the date of execution hereof:

                  8. SEPARATION PAY BENEFITS. See Section 4 of Exhibit B of this Agreement for the separation pay benefits to be provided to Employee in certain situations.

         The parties hereto agree that Section 4 of the Exhibit B of the Agreement will be replaced with the following effective as of the date of execution hereof:

         4. SEPARATION BENEFITS.

         A. PROVISION OF SEPARATION BENEFITS. In the event that the Employee's employment with all members of the Company Group is terminated, the Company shall, subject to the requirement of subsection B below, provide the separation benefits specified in subsection C below unless the Employee's termination of employment results from:

                  1. The Employee voluntarily resigning or otherwise terminating her employment or services (including job abandonment, death or disability) with any member of the Company Group for any reason.

                  2. The termination of the Employee's employment by a member of the Company Group at a time when the Employee has an offer of immediate employment with another member of the Company Group.

                  3. The termination of the Employee's employment by a member of the Company Group for "Cause".

         B. SEPARATION BENEFITS CONTINGENT ON EXECUTED AND VALID RELEASE. No separation benefits specified in subsection C below shall be provided to the Employee unless and until the Employee has executed a separation and release agreement with the Company in a form reasonably acceptable to the Company, and such separation and release agreement has become valid and enforceable. Such separation and release agreement shall contain provisions in which (1) the Employee shall agree to a date of termination of employment with all members of the Company Group, and (2) the Employee shall release and discharge the Company Group and their related employees, directors, consultants, advisors, and other persons from any claim or liability, whether known or unknown, arising out of the Employee's employment with members of the Company Group or the termination of such employment.

         C. SEPARATION BENEFITS TO BE PROVIDED. The separation benefits that the Employee shall receive under subsection A above shall consist of:

                  1. A cash amount equal to one-twelfth (1/12) of the regular annual salary (exclusive of bonuses, commissions, and any other extra compensation) of the Employee in effect as of the Employee's date of termination of employment multiplied by the number of months of the Employee's Separation Period, which shall be payable in installments consistent with the Company's general payroll practices over the Employee's Separation Period; and

                  2. Reimbursement of any COBRA group health plan premiums paid by the Employee for the coverage of the Employee and/or any of the Employee's covered dependents during the Separation Period. Reimbursements will be made within fifteen (15) days following submission of proof of the expense and the payment thereof by the Employee.

         All payments will be subject to applicable federal, state and local tax withholdings.

         D. DEFINITIONS. For this purpose, the following terms shall have the following meanings:



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                  1.       The term "Disability" shall mean that the Employee
                           has been determined to be disabled under the company's long-term disability plan, if any, and/or under the Federal Social Security Act.

                  2. The term "Cause" shall mean an act or acts by the Employee involving (a) the use for profit or willful disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary in violation of company policy or company agreements with such persons protecting such matters, (b) the material and willful breach of any written contract between the Employee and the Company, a Parent or a Subsidiary, or of any employment or business policies of the Company, a Parent or a Subsidiary (including, without limitation, theft or misuse of Company property) (c) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (d) a conviction for, or pleading NOLO CONTENDERE to, a felony or other crime involving moral turpitude or dishonesty (other than traffic violations and similar misdemeanors), or (e) any other act or omission by Employee which is in violation of the Agreement or written company policy and which the Company in good faith believes has occurred to its material detriment and about which Employee has received at least one (1) written warning by the Company and despite such prior written warning, Employee has on a second occasion committed such act or omission.

                  3. The term "Company Group" shall mean the Company and any parent or subsidiary of the Company (or a successor entity of any such entity).

                  4.       The term "Separation Period" shall mean the lesser of
                           (1) a number of months equal to the sum of six (6) plus the Employee's number of completed (not partial) years of service with members of the Company Group as of her date of termination of employment, or (2) twelve (12) months; provided, however, to the extent that the Employee receives any payments of base salary, excluding any earned vacation pay, prior to her termination of employment for a period of time while she is performing no (or DE MINIMIS) services for the Company Group, such period of time shall be subtracted from her Separation Period.

         All other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have hereunto set forth their signatures as of this 22ND day of AUGUST 2001.

EMPLOYEE:                              COMPANY:

                                       Daleen Technologies, Inc.

/s/ Jeanne Prayther
-----------------------------
Jeanne Prayther

                                       By: /s/ James Daleen
                                           -------------------------------------
                                       Its: Chief Executive Officer




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